HERITAGE FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT - ADDENDUM

This Participation Agreement Addendum (“Addendum”) is hereby entered into by and between HERITAGE FINANCIAL CORPORATION (the “Company”) and Nicholas M. Bley an employee of the Company (the “Participant,” and together with the Company, the “Parties”).

RECITALS

A.The Company has adopted the Heritage Financial Corporation Deferred Compensation Plan, effective July 1, 2012, as amended and restated August 29, 2012 and further amended and restated as of December 18, 2024 (the “Plan”);
B.The Parties entered into a Participation Agreement, dated December 18, 2024 as subsequently amended (the “Participation Agreement”);
C.The Committee has determined that the Participation Agreement should be extended pursuant to this Addendum to provide additional benefits to the Participant for the 2026, 2027 and 2028 calendar years; and
D.This Addendum is attached to and made a part of the Participation Agreement, incorporates all defined terms therein unless otherwise defined herein, and in the event of any conflict between the terms contained in this Addendum and the terms contained in the Participation Agreement, the terms contained in this Addendum shall supersede and control the obligations and liabilities of the Parties.

AGREEMENT

In consideration of the foregoing and the mutual promises and covenants of the parties hereto set forth in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby expressly covenant and agree as follows:
Section 1.Company Contributions. The Company shall continue to make a Company Contribution for Plan Years 2026, 2027, and 2028, on the same terms and conditions set forth in the Participant Agreement, with the performance metrics and targets in connection with such Company Contributions for such Plan Years to be established in the sole discretion of the Committee, following consultation with the Chief Executive Officer of the Company.
Section 2.Entire Agreement. This Addendum, in addition to the Participation Agreement and the Plan, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements, and arrangements with respect thereto, whether written or oral.

In witness whereof, the Company and the Participant have duly executed this Addendum as of the date set forth below.

HERITAGE FINANCIAL CORPORATION
By:	/S/ BRYAN MCDONALD
Bryan McDonald

Its:	CEO and President

Date:	November 06, 2025

PARTICIPANT
/S/ Nicholas Bley
Nicholas Bley